SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

POGO PRODUCING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Greenway Plaza, Suite 2700
Houston, Texas 77046-0504
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On June 8, 2007, Pogo Producing Company, a Delaware corporation (the “Company”) completed the sale of certain of its federal and state Gulf of Mexico oil and gas leasehold interests and related pipelines and equipment to Energy XXI GOM, LLC (“Energy XXI”), a subsidiary of Energy XXI (Bermuda) Limited, a Bermuda company. This transaction, along with the exercise of preferential purchase rights, was for a purchase price of approximately $419.5 million and will represent an exit from the Company’s Gulf of Mexico operations. The sale of the Company’s Gulf of Mexico assets is equivalent to approximately 4,350 barrels per day of oil production and 19 MMcf per day of natural gas production, in each case as of March 31, 2007.

Item 9.01     Financial Statements and Exhibits

(b)             Pro forma financial information.

The pro forma financial information with respect to the disposition of substantially all of the Company’s Gulf of Mexico interests is filed as Exhibit 99.1 to this report and is incorporated herein by this reference.

The statements included or incorporated by reference in this report include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included or incorporated by reference herein, other than statements of historical fact, are forward-looking statements, including, without limitation, the estimated standardized measure of discounted future net cash flows and components thereof.  Important factors that could cause actual results to differ materially from the Company’s forward-looking statements are disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the captions “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other SEC filings of the Company.  Many of these factors are beyond the Company’s ability to control or predict.  Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

(d)            Exhibits.

The exhibits listed below are filed herewith. The purchase and sale agreement filed as Exhibit 2.1 contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, that agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

2.1	Purchase and Sale Agreement dated April 24, 2007 between Pogo Producing Company and Energy XXI GOM, LLC (a copy of any omitted schedule will be furnished supplementally to the SEC upon request).
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Pogo Producing Company and Subsidiaries as of and for the three months ended March 31, 2007 and for the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: June 13, 2007	By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and
Chief Financial Officer